UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 6, 2025

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-08675	81-0305822
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4438 W. Lovers Lane, Unit 100, Dallas, TX	75209
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (406) 606-4117

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UAMY	NYSE American
Common Stock, $0.01 par value	UAMY	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 6, 2025, United States Antimony Corporation (NYSE: UAMY) (NYSE Texas: UAMY) (“USAC,” “US Antimony,” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the institutional investor signatory thereto (the “Investor”) pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, in a registered direct offering, an aggregate of 3,500,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (“Common Stock”), at a purchase price of $7.50 per Share, for aggregate gross proceeds to the Company of approximately $26,250,000 (the “Offering”).

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-284057), which was originally filed with the Securities and Exchange Commission on December 27, 2024 and was declared effective on April 24, 2025.

A.G.P./Alliance Global Partners (the “Placement Agent”) acted as exclusive placement agent in connection with the Offering pursuant to a Placement Agency Agreement between the Company and the Placement Agent dated October 6, 2025 (the “Placement Agency Agreement”). The Placement Agency Agreement provides that the Placement Agent will receive a commission equal to 7% of the aggregate gross proceeds of the Offering minus a credit that will be applied to the Company on the Closing Date. Proceeds to the Company after expenses and the Credit will be equal to $25,558,750. The Offering is expected to close on or about October 7, 2025, subject to satisfaction of customary closing conditions (the “Closing Date”).

A copy of each of the Purchase Agreement and the Placement Agency Agreement is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and is incorporated herein by reference.

The Company is party to an Amended and Restated Sales Agreement, or “sales agreement,” with the Placement Agent and B. Riley Securities, Inc., together the “Agents.” Pursuant to the sales agreement, from time to time, the Company may offer and sell shares of Common Stock to or through the Agents, acting as sales agent or principal (the “ATM Offering”). The Company filed a prospectus supplement dated September 17, 2025, or the “ATM Prospectus Supplement,” for the offer and sale of shares of Common Stock having an aggregate offering price of up to $65,000,000 in the ATM Offering. Effective as of October 6, 2025, the Company reduced the ATM Prospectus Supplement from $65,000,000 to $39,885,000. As of October 6, 2025, after taking into account $9,775,549 of shares of Common Stock that the Company has sold under the ATM Prospectus Supplement, the Company may offer up to an additional $30,109,451 of shares of Common Stock (the “Current Limit”) under the ATM Prospectus Supplement. The Company will not make any sales of Common Stock exceeding the Current Limit under the ATM Prospectus Supplement unless and until a new prospectus supplement or a new registration statement is filed. The sales agreement remains in full force and effect.

Item 8.01 Other Events.

The information set forth in Item 1.01 above regarding the reduction of the ATM Prospectus Supplement is incorporated by reference herein in response to this Item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Duane Morris LLP dated October 6, 2025
10.1	Securities Purchase Agreement dated as of October 6, 2025 between United States Antimony Corporation and the purchasers signatory thereto
10.2	Placement Agency Agreement dated as of October 6, 2025 between United States Antimony Corporation and A.G.P/Alliance Global Partners

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Dated: October 6, 2025	By:	/s/ Richard R. Isaak
Richard R. Isaak
SVP, Chief Financial Officer

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